Exhibit 1
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                                   AGREEMENT

         Pursuant to Rule 13d-1(f)(1) under the Securities Exchange Act of 1934, as amended, the undersigned hereby agree that only one statement containing the information required by Schedule 13D need be filed with respect to the ownership by each of the undersigned of the shares of Common Stock of Effective Management Systems Inc.

         EXECUTED as of the 15th day of July, 1997.


                                             HORI CAPITAL MANAGEMENT, INC.

                                             By: /s/  Calvin G. Hori
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                                                 Calvin G. Hori, President


                                                 /s/  Calvin G. Hori
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                                                 Calvin G. Hori